    As filed with the Securities and Exchange Commission on October 10, 2000
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             SOFTWARE SPECTRUM, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                               75-1878002
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

       2140 MERRITT DRIVE                                           75041
        GARLAND, TEXAS                                            (Zip Code)
(Address of Executive Offices)

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              SOFTWARE SPECTRUM, INC. 1998 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                ROBERT D. GRAHAM
                       VICE PRESIDENT AND GENERAL COUNSEL
                             SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041
                                 (972) 840-6600
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                                 WITH COPIES TO:

                             LINDA A. WILKINS, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                            DALLAS, TEXAS 75201-6776

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
          TITLE                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
      OF SECURITIES            AMOUNT TO         OFFERING PRICE       AGGREGATE OFFERING           AMOUNT OF
    TO BE REGISTERED         BE REGISTERED       PER SHARE (1)            PRICE (1)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 Par Value         200,000 shares           $7.25                $1,450,000.00             $382.80
===============================================================================================================


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. Based on the average of the high and low prices reported on the Nasdaq National Market on October 6, 2000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

         This Registration Statement is being filed to register additional shares of Common Stock in connection with the Software Spectrum, Inc. 1998 Long Term Incentive Plan as amended. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-82095 relating to the Plan described herein are incorporated herein by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Software Spectrum, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (1) The Company's Form 10-K Annual Report filed July 31, 2000 with respect to the fiscal year ended April 30, 2000 pursuant to
                  Section 13(a) of the Exchange Act;

         (2) The Company's Form 10-Q Quarterly Report filed September 14, 2000 with respect to the fiscal quarter ended July 31, 2000 pursuant to Section 13(a) of the Exchange Act;

         (3) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report described in (1) above; and

         (4) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 18, 1991 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

ITEM 8. EXHIBITS.

         5.1*     Opinion of Locke Liddell & Sapp LLP.

         23.1*    Consent of Grant Thornton LLP.

         23.2* Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).

         99.1 Software Spectrum, Inc. 1998 Long Term Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Form 10-Q Quarterly Report, filed December 14, 1998, with respect to the fiscal quarter ended October 31, 1998).

         99.2 Amendment No. 1 to Software Spectrum, Inc. 1998 Long Term Incentive Plan (incorporated by reference to Exhibit 10.17(b) to the Company's Form 10-K Annual Report, filed July 31, 2000, with respect to the fiscal year ended April 30, 2000).

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* Filed herewith

ITEM 9. UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garland, State of Texas, on this 10th day of October, 2000.

                                   SOFTWARE SPECTRUM, INC.

                                   By: /s/ ROBERT D. GRAHAM
                                       -----------------------------------------
                                       Robert D. Graham
                                       Vice President of Strategic Relationships
                                       and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURES                                TITLE                                DATE
       ----------                                -----                                ----

         *                         Chairman of the Board and Chief              October 10, 2000
---------------------------        Executive Officer (Principal
Judy C. Odom                       Executive Officer)


         *                         President and Chief Operating                October 10, 2000
---------------------------        Officer and Director
Keith R. Coogan

                                                                                October 10, 2000
         *                         Vice President and Chief
---------------------------        Financial Officer (Principal
James W. Brown                     Financial Officer and Principal
                                   Accounting Officer)

         *                         Director                                     October 10, 2000
---------------------------
Mellon C. Baird

         *                         Director                                     October 10, 2000
---------------------------
Brian N. Dickie

         *                         Director                                     October 10, 2000
---------------------------
Frank Tindle


* The undersigned has executed this Registration Statement on behalf of each of the persons named above pursuant to the Power of Attorney filed with the Securities and Exchange Commission.

*By: /s/ ROBERT D. GRAHAM
     ----------------------------
     Robert D. Graham
     Attorney-in-fact

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
5.1*          Opinion of Locke Liddell & Sapp LLP.

23.1*         Consent of Grant Thornton LLP.

23.2*         Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).

24.1*         Power of Attorney (included on the signature page of this Registration Statement).

99.1          Software Spectrum, Inc. 1998 Long Term Incentive Plan (incorporated by reference to
              Exhibit 10.17 to the Company's Form 10-Q Quarterly Report, filed December 14, 1998, with respect to the fiscal quarter ended October 31, 1998).

99.2          Amendment No. 1 to Software Spectrum, Inc. 1998 Long Term Incentive Plan (incorporated by reference to Exhibit 10.17(b) to the Company's Form 10-K Annual Report, filed July
              31, 2000, with respect to the fiscal year ended April 30, 2000).

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* Filed herewith